SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): February 15, 2001

                      ADELPHIA BUSINESS SOLUTIONS, INC.
            (Exact name of registrant as specified in its charter)

                                    000-21605
                            (Commission File Number)

                 Delaware                             25-1669404
      (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization                Identification)
       Number)


    One North Main Street - Coudersport, PA           16915-1141
    (Address of principal executive Offices)          (Zip Code)


      Registrant's telephone number, including area code: (814) 274-9830






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Item 5. Other Events.

(a) On February 14, 2001, Adelphia Business Solutions, Inc. (the "Registrant" or the "Company") announced that it was making a rights offering to the record holders of its outstanding Class A and Class B Common Stock as of the close of business on February 19, 2001, which is the record date. The rights offering will involve the offer of approximately 53,772,548 shares of newly issued Class A Common Stock and approximately 52,715,788 shares of newly issued Class B Common Stock. Under the rights offering, the Registrant will distribute, at no cost to its stockholders, 1.5 non-transferable subscription rights for each share of common stock held by holders of its Class A and Class B Common Stock on the record date. Each whole right will entitle holders of Class A Common Stock or Class B Common Stock, respectively, to purchase one share of the same class of common stock at a subscription price of $7.28 per share. The rights offering will expire on March 19, 2001, the expiration date. No fractional rights will be issued. The announcement was made in a press release, a copy of which is incorporated herein by reference and is filed herewith under Item 7 as Exhibit 99.01.

The press release also stated that it was the intent of Adelphia Communications Corporation, which is the majority stockholder of the Registrant, to exercise all of its rights in the rights offering, which would result in the acquisition by Adelphia Communications Corporation of approximately 63.3 million shares of the common stock of the Registrant for a total purchase price of approximately $461 million. The offering will be made only by means of a prospectus. Additional documents in connection with the rights offering are filed herewith under Item 7 as Exhibits 99.02 through 99.08.

(b) The Company has sold certain network and telecommunications assets to a subsidiary of Adelphia Communications Corporation. The assets sold related to markets in Virginia, Colorado, California and Ohio which the Company has decided not to pursue as part of its previously announced reduced business expansion plan. The aggregate purchase price for these transactions was approximately $88.5 million plus the assumption of certain liabilities. Proceeds were used by the Company to repay debt.

Item 7. Financial Statements and Exhibits

Exhibit                               Description
4.01      Third Supplemental Indenture to the Indenture, dated as of April
          15, 1996, for the Company's 13% Senior Discount Notes due 2003 (filed herewith).

4.02 First Supplemental Indenture to the Indenture, dated as of August 27, 1997, for the Company's 12-1/4% Senior Secured Notes due 2004 (filed herewith).

99.01 Press Release of Adelphia Business Solutions dated February 14, 2001 (filed herewith).
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99.02     Broker/Dealer/Nominee letter for Rights Offering (filed herewith).

99.03     Stockholder letter for Rights Offering (filed herewith).

99.04     Broker Customer/Client letter for Rights Offering (filed herewith).

99.05     Instruction letter for Rights Offering (filed herewith).

99.06     Notice of Guaranteed Delivery for Rights Offering (filed herewith).

99.07 Class A Common Stock Subscription Certificate for Rights Offering (filed herewith).

99.08 Class B Common Stock Subscription Certificate for Rights Offering (filed herewith).



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      ADELPHIA BUSINESS SOLUTIONS, INC.

Date: February 20, 2001                 By: /s/ Timothy J. Rigas
                                            Timothy J. Rigas
                                            Vice Chairman and Chief Financial
                                            Officer


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                                  EXHIBIT INDEX

Exhibit                            Description

4.01 Third Supplemental Indenture to the Indenture, dated as of April 15, 1996, for the Company's 13% Senior Discount Notes due 2003 (filed herewith).

4.02 First Supplemental Indenture to the Indenture, dated as of August 27, 1997, for the Company's 12-1/4% Senior Secured Notes due 2004 (filed herewith).

99.01 Press Release of Adelphia Business Solutions dated February 14, 2001 (filed herewith).

99.02     Broker/Dealer/Nominee letter for Rights Offering (filed herewith).

99.03     Stockholder letter for Rights Offering (filed herewith).

99.04     Broker Customer/Client letter for Rights Offering (filed herewith).

99.05     Instruction letter for Rights Offering (filed herewith).

99.06     Notice of Guaranteed Delivery for Rights Offering (filed herewith).

99.07 Class A Common Stock Subscription Certificate for Rights Offering (filed herewith).

99.08 Class B Common Stock Subscription Certificate for Rights Offering (filed herewith).